UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2007

SOUTHERN MISSOURI BANCORP, INC. (Exact name of Registrant as specified in its Charter)
Missouri (State or other jurisdiction of incorporation)	000-23406 (Commission File No.)	43-1665523 (IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri (Address of principal executive offices)		63901 (Zip Code)

Registrant's telephone number, including area code: (573) 778-1800

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Next Page

ITEM 8.01 Other Events

             On October 22, 2007, Southern Missouri Bancorp, Inc. (the "Company"), the parent corporation of Southern Missouri Bank and Trust Co., announced a recovery of $162,500 on the problem credit relationship originally reported in a press release dated April 5, 2005 (filed under a Current Report on Form 8-K on March 31, 2005). Since June 30, 2006, the Company has not reported any amount of the loan relationship, or any collateral related thereto, as an asset. This recovery is the result of claims made by the Company and other financial institutions against the bonding company insuring the accounting firm that performed audits on the borrower. The Company does not anticipate further significant recoveries related to this relationship.

Next Page

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: October 25, 2007	By: /s/ Greg A. Steffens Greg A. Steffens President

3

End.